Exhibit 1(f)

                      SCUDDER VARIABLE LIFE INVESTMENT FUND

                      Amended Establishment and Designation
                   of Series of Shares of Beneficial Interest,
                                Without Par Value

      The undersigned, being a majority of the Trustees of Scudder Variable Life Investment Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Declaration of Trust dated March 15, 1985 (the "Declaration of Trust") of the Trust, as amended, and having divided the shares of beneficial interest of the Trust into ten separate series ("Portfolios"), namely, (i) the Money Market Portfolio, the Managed Bond Portfolio, the Managed Equity Portfolio, the Managed Diversified Portfolio (collectively the "Original Series"), (ii) the 1990 Managed Zero Coupon Portfolio, the 1995 Managed Zero Coupon Portfolio, the 2000 Managed Zero Coupon Portfolio, the 2005 Managed Zero Coupon Portfolio, the 2010 Managed Zero Coupon Portfolio (collectively the "Managed Zero Coupon Portfolios") and (iii) the Managed International Portfolio, by three prior Establishments and Designations of Series of Shares of Beneficial Interest, Without Par Value (the "Establishments and Designations"), hereby amend the special and relative rights of the Portfolios as set forth in said Establishments and Designations and hereby establish one additional series of the Trust's unissued shares of beneficial interest, without par value, as follows:

     1. There is hereby established an eleventh series of the Trust's unissued shares of beneficial interest without par value designated the "Managed Natural Resources Portfolio."

     2. The shares of the Trust outstanding on May 2, 1988 designated as shares of the "Managed Equity Portfolio" are hereby redesignated as shares of the "Managed Capital Growth Portfolio."

      3. Each Portfolio shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest of each Portfolio ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that portfolio shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that portfolio. The proceeds of sales of shares of a Portfolio, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Portfolio, unless otherwise
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required by law. Each share of a Portfolio shall be entitled to receive its pro rata share of net assets of that Portfolio upon liquidation of that Portfolio. Upon redemption of a shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of a Portfolio, such shareholder shall be paid solely out of the property of such Portfolio.

      4. Each Managed Zero Coupon Portfolio shall be liquidated on the third Friday of June of the maturity year included in the designation of that Portfolio. The proceeds of liquidation of a Managed Zero Coupon Portfolio, after discharge or provision for payment of the liabilities of such Managed Zero Coupon Portfolio, shall thereafter be distributed to shareholders of record on such date.

     5. Shareholders of each Portfolio shall vote separately as a class on any matter except, consistent with the Investment Company Act of 1940, as amended, (the "Act") and the rules and the Trust's registration statement thereunder, (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all classes, in which case shareholders of the affected classes shall vote separately, and (iii) ratification of the selection of auditors. In each case of such separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act or any successor rule as to a Portfolio, the applicable percentage (as specified in the Declaration of Trust, or the Act and the rules thereunder) of the shares of that Portfolio alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Portfolio entitled to vote on the matter is required.

     6. The assets and liabilities of the Trust shall be allocated among the Portfolios as set forth in Section 5.11 of the Declaration of Trust, except as provided below:

            (a) The investment advisory fee paid to the Trust's investment adviser on behalf of each of the Money Market Portfolio, Managed Bond Portfolio, Managed Capital Growth Portfolio, Managed Diversified Portfolio, 1990 Managed Zero Coupon Portfolio, 2000 Managed Zero Coupon Portfolio, 2005 Managed Zero Coupon Portfolio, 2010 Managed Zero Coupon Portfolio, Managed International Portfolio and Managed Natural Resources Portfolio shall be allocated to each such respective Portfolio. The investment advisory fee paid by the combined Managed Zero Coupon Portfolios to the Trust's investment adviser


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shall be allocated among the Managed Zero Coupon Portfolios on the basis of their relative average daily net assets.

            (b) Costs incurred by the Trust in connection with its organization and initial registration and public offering of shares shall be divided equally among the Original Portfolios and shall be amortized for each such Portfolio over the lesser of the life of such Portfolio or the five year period beginning on the effective date of the Trust's first registration statement under the Securities Act of 1933; provided that the other Portfolios created subsequent to the Original Portfolios shall not bear any such costs. Costs incurred by the Trust in connection with the organization of the Managed Zero Coupon Portfolios, and the initial registration and public offering of the shares of the Managed Zero Coupon Portfolios shall not be borne by the Managed International Portfolio or the Managed Natural Resources Portfolio. Costs incurred by the Trust in connection with the organization of Managed International Portfolio, and the initial registration and public offering of the shares of the Managed International Portfolio shall not be borne by the Managed Natural Resources Portfolio.

            (c) Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Portfolios whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Portfolios.

            (d) The liabilities, expenses, costs, charges or reserves of the Trust (other than the investment advisory fee or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Portfolio shall be allocated among the Portfolios on the basis of their relative average daily net assets.

            (e) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Portfolios.


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      7. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Portfo1io now or hereafter created, or to otherwise change the special and relative rights of any such Portfolio, provided that such change shall not adversely affect the rights of shareholders of a Portfolio.

Dated: April 15, 1988

                                 /s/ David B. Watts
                                 ----------------------------
                                 David B. Watts


                                 /s/ Daniel Pierce
                                 ---------------------------
                                 Daniel Pierce


                                 /s/ Kenneth Black, Jr.
                                 --------------------------
                                 Kenneth Black, Jr.


                                 /s/ Peter B. Freeman
                                 --------------------------
                                 Peter B. Freeman


                                 /s/ J. D. Hammond
                                 --------------------------
                                 J. D. Hammond


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